Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports First Quarter 2019 Results

•	Total first quarter revenue of $2.10 billion

•	Net loss of $87 million

•	Adjusted EBITDA[1] of $873 million

•	Net broadband losses of 38,000

•	Transformation program continues with a cumulative $35 million in annualized benefit achieved as of the end of the first quarter

•	Continued balance sheet progress with issuance of $1.65 billion in secured maturities that extend those obligations by six years

Norwalk, Conn., April 30, 2019 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the first quarter ended March 31, 2019.

“We continue to focus on our long-term goals of improving revenue and unit trends, realizing our transformation program targets, driving free cash flow, and reducing leverage,” said Dan McCarthy, President and CEO. “We began to realize some benefits from the extensive efforts underway to improve our broadband unit performance, most notably an improvement in consumer copper broadband subscriber trends where losses more than halved sequentially,” McCarthy added. “Nonetheless we have substantial work ahead. Our transformation program remains on track to achieve the $50 to $100 million in EBITDA benefit we anticipate over the course of 2019.”

Consolidated Results

Consolidated revenue for the first quarter of 2019 was $2.10 billion, as compared with $2.12 billion in the fourth quarter. Within first quarter consolidated revenue, Consumer revenue was $1.08 billion, Commercial revenue was $932 million, and subsidy revenue was $92 million.

[1]	See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A on page 11 for a reconciliation to net income/(loss).

Net loss for the first quarter of 2019 was $87 million, representing a net loss per common share of $0.84. Net loss included $15 million of severance expenses, $20 million for loss on early extinguishment of debt, and $18 million in income tax expense.

First quarter Adjusted EBITDA was $873 million, representing an Adjusted EBITDA margin2 of 41.6%. This compares with Adjusted EBITDA of $895 million in the fourth quarter of 2018. The primary factors causing the sequential decline in Adjusted EBITDA were expense seasonality and the sequential revenue decline, partly offset by incremental benefits from the company’s transformation program.

Net cash provided from operating activities for the first quarter of 2019 was $282 million and operating free cash flow3 was ($23) million, reflecting the higher level of interest payments in the first quarter. For the four-quarter period ended March 31, 2019, net cash provided from operating activities was $1,843 million and operating free cash flow was $643 million.

Consumer Business Highlights

•	Revenue of $1.08 billion.

•	Customer churn of 1.99%, up slightly from the fourth quarter of 2018.

•	Average Revenue Per Customer (ARPC) of $89.14, a sequential increase.

Commercial Business Highlights

•	Revenue of $932 million.

•	Total commercial customers of 400,000 compared with 411,000 during the fourth quarter of 2018.

•	Commercial wholesale revenue was stable sequentially, and Commercial SME revenue declined sequentially, driven by voice services.

[2]

Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as Adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” on page 4 for a description of this measure and its calculation. See Schedule A on page 11 for a reconciliation of EBITDA to net loss.

[3]

Operating free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” on page 4 for a description of this measure and its calculation and Schedule A on page 11 for a reconciliation to net cash provided from operating activities.

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Capital Structure and Capital Allocation

•	As of March 31, 2019, Frontier’s leverage ratio[4] was 4.76:1.

•	Frontier remains committed to reducing debt and improving its financial leverage profile.

•	Closed the sale of wireless towers for $76 million in January. The transaction was immaterial to revenue, earnings, and Adjusted EBITDA.

•

Issued $1,650 million of first lien secured notes, due 2027. The proceeds were used to retire the $1,402 million JPM Term Loan A due 2021 and the $239 million CoBank Loan due 2021, effectively extending the maturities by six years.

•	Extended the $850 million revolver by two years, to 2024.

•	Retired the outstanding $348 million, principal amount, of senior unsecured notes maturing March 15, 2019, as scheduled.

Guidance

Guidance for 2019 remains unchanged.

•	Adjusted EBITDA – $3.45 billion to $3.55 billion, which includes an anticipated $50 million to $100 million benefit from the transformation program

•	Capital expenditures – Approximately $1.15 billion

•	Cash taxes – Less than $25 million

•	Cash pension/OPEB – Approximately $175 million

•	Cash interest expense – Approximately $1.475 billion

•	Operating free cash flow – $575 million to $675 million

We are targeting an annualized benefit of $500 million from the transformation program as measured at the exit of year-end 2020, which may be offset by declines in the business.

[4]	Leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters. See Schedule C on page 13 for its calculation.

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Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and certain other non-recurring items. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

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Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation expense, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

Frontier will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding first quarter 2019 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 7:30 P.M. Eastern Time on Tuesday, April 30, 2019, through 7:30 P.M. Eastern Time on Sunday, May 5, 2019 at 719-457-0820 or 888-203-1112. Use the passcode 7833067 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in

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such forward-looking statements include: declines in revenue from Frontier’s voice services, switched and non-switched access and video and data services that it cannot stabilize or offset with increases in revenue from other products and services; Frontier’s ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize operational improvements; competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that Frontier will not respond on a timely or profitable basis; Frontier’s ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on its capital expenditures, products and service offerings; risks related to disruptions in Frontier’s networks, infrastructure and information technology that may result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber attacks or other disruptions; Frontier’s ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; Frontier’s ability to hire or retain key personnel; Frontier’s ability to realize anticipated benefits from recent acquisitions; Frontier’s ability to dispose of certain assets or asset groups on terms that are attractive to it, or at all; Frontier’s ability to effectively manage its operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; Frontier’s ability to defend against litigation and potentially unfavorable results from current pending and future litigation; adverse changes in the credit markets, which could impact the availability and cost of financing; Frontier’s ability to repay or refinance its debt through, among other things, accessing the capital markets, notes repurchases and/or redemptions, tender offers and exchange offers; adverse changes in the ratings given to Frontier’s debt securities by nationally accredited ratings organizations; covenants in Frontier’s indentures and credit agreements that may limit Frontier’s operational and financial flexibility as well as its ability to access the capital markets in the future; the effects of state regulatory requirements that could limit Frontier’s ability to transfer cash among its subsidiaries or dividend funds up to the parent company; the effects of governmental legislation and regulation on Frontier’s business; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects that impact capital expenditures; continued reductions in switched access revenue as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to Frontier and its competitors; Frontier’s ability to meet its remaining CAF II funding obligations and the risk of penalties or obligations to return certain CAF II funds; Frontier’s ability to effectively manage service quality and meet mandated service quality metrics; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to intangible assets; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit Frontier’s competitors more than it, as wells potential future decreases in the value of Frontier’s deferred tax assets; the effects of increased medical expenses and pension and postemployment expenses; Frontier’s ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of Frontier’s pension plan assets, which could require Frontier to make increased contributions to its pension plans; the effects of changes in both general and local economic conditions in the markets that Frontier serves; the effects of severe weather events or other natural or man-made disasters, which may increase operating and capital expenses or adversely impact customer revenue; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President	Assistant Vice President
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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Frontier Communications Corporation

Unaudited Consolidated Financial Data

	For the quarter ended
($ in millions and shares in thousands, except per share amounts)	March 31, 2019	December 31, 2018	March 31, 2018
Statement of Operations Data
Revenue	$2,101	$2,124	$2,199

Operating expenses:
Network access expenses	338	347	372
Network related expenses	456	461	483
Selling, general and administrative expenses	456	441	469
Depreciation and amortization	484	492	505
Goodwill impairment	—	241	—
Restructuring costs and other charges	28	15	4

Total operating expenses	1,762	1,997	1,833

Operating income	339	127	366
Investment and other income (loss), net	(9)	(3)	8
Pension settlement costs	—	7	—
Gain (Loss) on early extinguishment of debt	(20)	1	33
Interest expense	379	388	374

Income (Loss) before income taxes	(69)	(270)	33
Income tax expense (benefit)	18	(51)	13

Net income (loss)	(87)	(219)	20
Less: Dividends on preferred stock	—	—	53

Net loss attributable to Frontier common shareholders	$(87)	$(219)	$(33)

Weighted average shares outstanding - basic and diluted	103,885	103,680	77,416
Basic and diluted net loss per common share	$(0.84)	$(2.12)	$(0.44)

Other Financial Data:
Capital expenditures	$305	$245	$297
Dividends declared - Preferred stock	$—	$—	$53

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Frontier Communications Corporation

Unaudited Consolidated Financial Data

	For the quarter ended
	March 31, 2019	December 31, 2018	March 31, 2018
($ in millions)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$967	$959	$985
Voice services	650	668	702
Video services	268	275	280
Other	124	128	135

Customer revenue	2,009	2,030	2,102
Subsidy revenue	92	94	97

Total revenue	$2,101	$2,124	$2,199

Other Financial Data
Revenue:
Consumer	$1,077	$1,088	$1,128
Commercial	932	942	974

Customer revenue	2,009	2,030	2,102
Subsidy revenue	92	94	97

Total revenue	$2,101	$2,124	$2,199

Frontier Communications Corporation

Unaudited Consolidated Financial and Operating Data

	For the quarter ended
	March 31, 2019	December 31, 2018	March 31, 2018
Customers (in thousands)	4,395	4,471	4,765
Consumer customer metrics
Customers (in thousands)	3,995	4,060	4,324
Net customer additions (losses)	(65)	(92)	(74)
Average monthly consumer revenue per customer	$89.14	$88.37	$86.21
Customer monthly churn	1.99%	1.94%	1.94%
Commercial customer metrics
Customers (in thousands)	400	411	441
Broadband subscriber metrics (in thousands)
Broadband subscribers	3,697	3,735	3,895
Net subscriber additions (losses)	(38)	(67)	(43)
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	784	838	934
Net subscriber additions (losses)	(54)	(35)	(28)
Video - DISH subscriber metrics (in thousands)
DISH subscribers	198	205	227
Net subscriber additions (losses)	(7)	(6)	(8)
Employees	20,439	21,173	22,081

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Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	(Unaudited) March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$119	$354
Accounts receivable, net	715	723
Other current assets	276	253

Total current assets	1,110	1,330
Property, plant and equipment, net	14,034	14,187
Other assets - principally goodwill	8,218	8,142

Total assets	$23,362	$23,659

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$393	$814
Accounts payable and other current liabilities	1,617	1,747

Total current liabilities	2,010	2,561
Deferred income taxes and other liabilities	3,291	3,140
Long-term debt	16,526	16,358
Equity	1,535	1,600

Total liabilities and equity	$23,362	$23,659

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Frontier Communications Corporation

Unaudited Consolidated Cash Flow Data

	For the quarter ended
($ in millions)	March 31, 2019	March 31, 2018
Cash flows provided from (used by) operating activities:
Net income (loss)	$ (87)	$20
Adjustments to reconcile net income (loss) to net cash provided from (used by) operating activities:
Depreciation and amortization	484	505
(Gain) Loss on extinguishment of debt	20	(33)
Stock-based compensation expense	3	4
Amortization of deferred financing costs	9	9
Other adjustments	—	(9)
Deferred income taxes	16	12
Change in accounts receivable	7	9
Change in accounts payable and other liabilities	(157)	(261)
Change in prepaid expenses, income taxes, and other assets	(13)	(5)

Net cash provided from operating activities	282	251
Cash flows provided from (used by) investing activities:
Capital expenditures	(305)	(297)
Proceeds on sale of assets	74	10
Other	—	(2)

Net cash used by investing activities	(231)	(289)
Cash flows provided from (used by) financing activities:
Long-term debt payments	(1,995)	(1,627)
Proceeds from long-term debt borrowings	1,650	1,600
Proceeds from revolving debt	375	—
Repayment of revolving debt	(275)	—
Financing costs paid	(30)	(26)
Dividends paid on preferred stock	—	(53)
Premium paid to retire debt	—	(16)
Finance lease obligation payments	(8)	(10)
Other	(3)	(5)

Net cash used by financing activities	(286)	(137)
Decrease in cash, cash equivalents, and restricted cash	(235)	(175)
Cash, cash equivalents, and restricted cash at January 1,	404	376

Cash, cash equivalents, and restricted cash at March 31,	$169	$201

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$525	$593
Income tax payments (refunds), net	$—	$—

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SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
($ in millions)	March 31, 2019	December 31, 2018	March 31, 2018
EBITDA
Net income (loss)	$(87)	$(219)	$20
Add back (subtract):
Income tax expense (benefit)	18	(51)	13
Interest expense	379	388	374
Investment and other (income) loss, net	9	3	(8)
Pension settlement costs	—	7	—
(Gain) Loss on extinguishment of debt	20	(1)	(33)

Operating income (loss)	339	127	366
Depreciation and amortization	484	492	505

EBITDA	$823	$619	$871
Add back:
Pension/OPEB expense	20	19	22
Restructuring costs and other charges	28	15	4
Stock-based compensation expense	3	4	4
Storm-related insurance proceeds	(1)	(3)	—
Work stoppage costs	—	—	7
Goodwill impairment	—	241	—

Adjusted EBITDA	$873	$895	$908

EBITDA margin	39.1%	29.1%	39.6%
Adjusted EBITDA margin	41.6%	42.1%	41.3%
Free Cash Flow
Net cash provided from operating activities	$282	$603	$251
Capital expenditures	(305)	(245)	(297)

Operating free cash flow	$(23)	$358	$(46)

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SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	March 31, 2019		December 31, 2018		March 31, 2018
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to
Frontier common shareholders	$(87)	$(0.84)	$(219)	$(2.12)	$(33)	$(0.44)

Restructuring costs and other charges	28		15		4
Pension settlement costs	—		7		—
(Gain) Loss on extinguishment of debt	20		(1)		(33)
Goodwill impairment	—		241		—
Storm-related insurance proceeds	(1)		(3)		—
Work stoppage costs	—		—		7
Certain other tax items (1)	30		(14)		4
Income tax effect on above items:
Restructuring costs and other charges	(5)		(4)		(1)
Pension settlement costs	—		(2)		—
(Gain) Loss on extinguishment of debt	(4)		—		9
Goodwill impairment	—		(27)		—
Storm-related insurance proceeds	—		1		—
Work stoppage costs	—		—		(2)

	$68	$0.65	$213	$2.05	$(12)	$(0.15)
Adjusted net loss attributable to
Frontier common shareholders(2)	$(19)	$(0.18)	$(6)	$(0.06)	$(45)	$(0.58)

(1)

Includes impact arising from federal research and development credits, changes in certain deferred tax balances, state tax law changes, state filing method change, and the net impact of uncertain tax positions.

(2)	Adjusted net loss attributable to Frontier common shareholders may not sum due to rounding.

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SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
($ in millions)	March 31, 2019	December 31, 2018	March 31, 2018
Adjusted Operating Expenses
Total operating expenses	$1,762	$1,997	$1,833

Subtract:
Depreciation and amortization	484	492	505
Goodwill impairment	—	241	—
Pension/OPEB expense	20	19	22
Restructuring costs and other charges	28	15	4
Stock-based compensation expense	3	4	4
Storm-related insurance proceeds	(1)	(3)	—
Work stoppage costs	—	—	7

Adjusted operating expenses	$1,228	$1,229	$1,291

	For the quarter ended
	March 31, 2019
Leverage Ratio
Numerator
Long-term debt	$16,526
Long-term debt due within one year	393
Cash and cash equivalents	(119)

	$16,800

Denominator
Adjusted EBITDA - last 4 quarters	$3,530

Leverage Ratio	4.76x

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